Exhibit 10.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of July 31, 2013 (this “Agreement”), is entered into by and among MARLIN MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Partnership”), MARLIN MIDSTREAM GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), MARLIN IDR HOLDINGS, LLC, a Delaware limited liability company (“Marlin IDR”), MARLIN MIDSTREAM, LLC, a Texas limited liability company (“Marlin Midstream”), MARLIN LOGISTICS, LLC, a Texas limited liability company (“Marlin Logistics”), NUDEVCO PARTNERS, LLC, a Texas limited liability company (“NuDevco”), NUDEVCO PARTNERS HOLDINGS, LLC, a Texas limited liability company (“Holdings”), NUDEVCO MIDSTREAM DEVELOPMENT, LLC, a Texas limited liability company (“NuDevco Midstream Development”), SPARK ENERGY VENTURES, LLC, a Texas limited liability company (“Spark Energy”) and W. Keith Maxwell III (“Maxwell”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the General Partner and NuDevco have caused the formation of the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “Delaware Partnership Act”), for the purpose of developing, owning, operating and acquiring midstream natural gas and crude oil logistics assets, as well as engaging in any other business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Partnership Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1. NuDevco formed the General Partner under the Delaware Limited Liability Company Act (as amended from time to time, the “Delaware LLC Act”) and contributed $1,000 in exchange for all of the limited liability company interests in the General Partner;

2. NuDevco, as the limited partner, and the General Partner, as the general partner, formed the Partnership under the Delaware Partnership Act and contributed $980 and $20, respectively, in exchange for a 98% limited partner interest (the “Initial LP Interest”) and a 2% general partner interest, respectively, in the Partnership;

3. NuDevco Midstream Development filed a certificate of amendment under the Texas Business Organizations Code (as amended from time to time, the “TBOC”) and changed its name from “Marlin Midstream Services, LLC” to “NuDevco Midstream Development, LLC”;

4. NuDevco formed Holdings under the TBOC and contributed $1,000 in exchange for all of the limited liability company interests in Holdings;

5. Maxwell conveyed all of his limited liability company interests in NuDevco Midstream Development to NuDevco as a capital contribution;

6. NuDevco conveyed all of its limited liability company interests in NuDevco Midstream Development to Holdings as a capital contribution;

7. NuDevco Midstream Development formed Marlin IDR under the Delaware LLC Act and contributed $1,000 in exchange for all of the limited liability company interests in Marlin IDR; and

8. Marlin Logistics filed a certificate of amendment under the TBOC and changed its name from “FUELCO Energy, LLC” to “Marlin Logistics, LLC”.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, if the Over-Allotment Option (as defined herein) is exercised, each of the matters provided for in Article III will occur in accordance with its respective terms; and

WHEREAS, the members or partners of the Parties have taken or caused to be taken all limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Closing Date” means the date on which the closing of the purchase and sale of Common Units to the Underwriters pursuant to the Underwriting Agreement occurs.

“Closing Time” means the time at which the closing of the purchase and sale of Common Units to the Underwriters pursuant to the Underwriting Agreement occurs.

“Common Unit” means a common unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Current Assets” means cash and cash equivalents, receivables (less allowance for doubtful accounts), receivables from related parties, intercompany accounts receivable, inventory (other than materials and supplies inventories) and other current assets.

“Current Liabilities” means accounts payable, payables to related parties, intercompany accounts payable, payroll and benefits payable, accrued taxes and other current liabilities (other than accrued liability – environmental).

“Effective Time” means 12:03 a.m. Eastern Time on the Closing Date.

“IDRs” means the incentive distribution rights in the Partnership having the rights set forth in the Partnership Agreement.

“Monell Interest” means the 50% undivided interest in the Monell CO2 processing plant held by Marlin Midstream immediately prior to the date of this Agreement.

“Offering” means the initial public offering of the Partnership’s Common Units pursuant to the Registration Statement.

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of the date of this Agreement, among NuDevco, NuDevco Midstream Development, the General Partner and the Partnership, as such agreement may be amended, supplemented or restated from time to time.

“Option Period” means the period from the date of this Agreement to thirty days after the date of this Agreement.

“Option Units” has the meaning set forth in Article III.

“Original Partnership Agreement” means that certain Limited Partnership Agreement of the Partnership, dated as of April 19, 2013.

“Over-Allotment Option” has the meaning assigned to it in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date of this Agreement.

“Registration Statement” means the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (Registration No. 333-189645), as amended.

“Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership having the rights set forth in the Partnership Agreement.

“Underwriters” means the underwriting syndicate listed in the Underwriting Agreement.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into between the Partnership and the underwriters named in the Registration Statement with respect to the Offering.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Each of the following transactions set forth in Sections 2.1 through 2.12 shall be completed as of the Effective Time in the order set forth herein:

2.1 Spark Energy Conveys Interest in Marlin Midstream to Holdings. Spark Energy hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to Holdings all right, title and interest in and to all of its limited liability company interest in Marlin Midstream, and Holdings hereby accepts such limited liability company interest as a distribution from Spark Energy. Immediately following the distribution of such limited liability company interest, Holdings does hereby continue as the sole member of Marlin Midstream, Spark Energy does hereby cease to be a member of Marlin Midstream and shall thereupon cease to have or exercise any right or power as a member of Marlin Midstream and Marlin Midstream is hereby continued without dissolution.

2.2 Maxwell Conveys Interest in Marlin Logistics to NuDevco. Maxwell hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to NuDevco all right, title and interest in and to all of its limited liability company interest in Marlin Logistics, and NuDevco hereby accepts such limited liability company interest as a capital contribution from Maxwell. Immediately following the conveyance of such limited liability company interest, NuDevco does hereby continue as the sole member of Marlin Logistics, Maxwell does hereby cease to be a member of Marlin Logistics and shall thereupon cease to have or exercise any right or power as a member of Marlin Logistics and Marlin Logistics is hereby continued without dissolution.

2.3 NuDevco Conveys Interest in Marlin Logistics to Holdings. NuDevco hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Holdings all right, title and interest in and to all of its limited liability company interest in Marlin Logistics, and Holdings hereby accepts such limited liability company interest as a capital contribution from NuDevco. Immediately following the conveyance of such limited liability company interest, Holdings does hereby continue as the sole member of Marlin Logistics, NuDevco does hereby cease to be a member of Marlin Logistics and shall thereupon cease to have or exercise any right or power as a member of Marlin Logistics and Marlin Logistics is hereby continued without dissolution.

2.4 Holdings Conveys Interest in Marlin Logistics to Marlin Midstream. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Marlin Midstream all right, title and interest in and to all of its limited liability company interest in Marlin Logistics, and Marlin Midstream hereby accepts such limited liability company interest as a capital contribution from Holdings. Immediately following the conveyance of such limited liability company interest, Marlin Midstream does hereby continue as the sole member of Marlin Logistics, Holdings does hereby cease to be a member of Marlin Logistics and shall thereupon cease to have or exercise any right or power as a member of Marlin Logistics and Marlin Logistics is hereby continued without dissolution.

2.5 Holdings Conveys Interest in Marlin Midstream to NuDevco Midstream Development. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to NuDevco Midstream Development all right, title and interest in and to all of its limited liability company interest in Marlin Midstream, and NuDevco Midstream Development hereby accepts such limited liability company interest as a capital contribution from Holdings. Immediately following the conveyance of such limited liability company interest, NuDevco Midstream Development does hereby continue as the sole member of Marlin Midstream, Holdings does hereby cease to be a member of Marlin Midstream and shall thereupon cease to have or exercise any right or power as a member of Marlin Midstream and Marlin Midstream is hereby continued without dissolution.

2.6 NuDevco Conveys Interests in the General Partner and the Partnership to Holdings. NuDevco hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Holdings all right, title and interest in and to all of the Initial LP Interest and all of its limited liability company interest in the General Partner, and Holdings hereby accepts such interests as a capital contribution from NuDevco. Notwithstanding any provision of the limited liability company agreement of the General Partner to the contrary, Holdings is hereby admitted to the General Partner as a member of the General Partner and hereby agrees that is bound by the limited liability company agreement of the General Partner. Immediately following such admission, NuDevco does hereby cease to be a member of the General Partner and shall thereupon cease to have or exercise any right or power as a member of the General Partner and the General Partner is hereby continued without dissolution. Notwithstanding any provision of the Partnership Agreement to the contrary, Holdings is hereby admitted to the Partnership as a limited partner of the Partnership and hereby agrees that it is bound by the Original Partnership Agreement. The General Partner hereby continues as the general partner of the Partnership, and the Partnership is hereby continued without dissolution.

2.7 Holdings Conveys Interests in the General Partner and the Partnership to NuDevco Midstream Development. Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to NuDevco Midstream Development all right, title and interest in and to all of the Initial LP Interest and all of its limited liability company interest in the General Partner, and NuDevco Midstream Development hereby accepts such interests as a capital contribution from Holdings. Notwithstanding any provision of the limited liability company agreement of the General Partner to the contrary, NuDevco Midstream Development is hereby admitted to the General Partner as a member of the General Partner and hereby agrees that it is bound by the limited liability company agreement of the General Partner. Immediately following such admission, Holdings does hereby cease to be a member of the General Partner and shall thereupon cease to have or exercise any right or power as a member of the General Partner and the General Partner is hereby continued without dissolution. Notwithstanding any provision of the Partnership Agreement to the contrary, NuDevco Midstream Development is hereby admitted to the Partnership as a limited partner of the Partnership and hereby agrees that it is bound by the Original Partnership Agreement. The General Partner hereby continues as the general partner of the Partnership, and the Partnership is hereby continued without dissolution.

2.8 Execution of the Partnership Agreement. The General Partner and NuDevco Midstream Development, as the organizational limited partner, shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the General Partner and NuDevco Midstream Development may agree.

2.9 Marlin Midstream Conveys Monell Interest to NuDevco Midstream Development. Marlin Midstream hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to NuDevco Midstream Development all right, title and interest in and to its Monell Interest, and NuDevco Midstream Development hereby accepts such interest as a distribution from Marlin Midstream.

2.10 NuDevco Midstream Development Conveys Interest in Marlin Midstream to the General Partner. NuDevco Midstream Development hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner all right, title and interest in and to a portion of its limited liability company interest in Marlin Midstream with a value equal to 2% of the equity value of the Partnership immediately after the closing of the Offering (the “Marlin Midstream Interest”), and the General Partner hereby accepts the Marlin Midstream Interest as a capital contribution from NuDevco Midstream Development. Notwithstanding any provision of the limited liability company agreement of Marlin Midstream (the “Marlin Midstream LLC Agreement”) to the contrary, the General Partner is hereby admitted to Marlin Midstream as a member of Marlin Midstream and hereby agrees that it is bound by the Marlin Midstream LLC Agreement. NuDevco Midstream Development hereby continues as a member of Marlin Midstream with respect to the portion of its limited liability company interest in Marlin Midstream not transferred to the General Partner.

2.11 The General Partner Conveys Marlin Midstream Interest to the Partnership. The General Partner hereby grants, exchanges, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership all right, title, and interest in and to all of the Marlin Midstream Interest to the Partnership in exchange for (a) a continuation of its 2% general partner interest in the Partnership and (b) the IDRs, and the Partnership hereby accepts the Marlin Midstream Interest from the General Partner. Notwithstanding any provision of the Marlin Midstream LLC Agreement to the contrary, the Partnership is hereby admitted to Marlin Midstream as a member of Marlin Midstream and hereby agrees that it is bound by the Marlin Midstream LLC Agreement.

2.12 Additional Contribution of Interest in Marlin Midstream. NuDevco Midstream Development hereby grants, exchanges, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership all right, title and interest in and to all of its remaining limited liability company interest in Marlin Midstream in exchange for (a) 1,849,545 Common Units representing a 10.4% limited partner interest in the Partnership, and (b) 8,724,545 Subordinated Units representing a 49.0% limited partner interest in the Partnership, and the Partnership hereby accepts such limited liability company interest. Immediately following such contribution of such limited liability company interest, the Partnership shall and does hereby continue as the sole member of Marlin Midstream and NuDevco Midstream Development shall and does hereby cease to be a member of Marlin Midstream and shall thereupon cease to have or exercise any right or power as a member of Marlin Midstream, and Marlin Midstream is continued without dissolution.

Each of the following transactions set forth in Sections 2.13 through 2.19 shall be completed as of the Closing Time, and in any event only after completion of the transactions set forth in Sections 2.1 through 2.12, in the order set forth herein:

2.13 Public Cash Contribution. The Parties acknowledge that, in connection with the Offering, public investors, through the Underwriters, have made a capital contribution to the Partnership of $137,500,000 million in cash in exchange for 6,875,000 Common Units (the “Firm Units”) representing a 38.6% limited partner interest in the Partnership and new limited partners are being admitted to the Partnership in accordance therewith.

2.14 Payment of Transaction Expenses and Contribution of Proceeds by the Partnership. The Parties acknowledge (a) the payment by the Partnership, in connection with the closing of the Offering, of transaction expenses in the amount of approximately $3.2 million, excluding underwriting discounts of $8,250,000 in the aggregate but including a structuring fee of 0.5% of the gross proceeds of the Offering payable to certain of the Underwriters (the “Structuring Fee”); and (b) the contribution by the Partnership of approximately $126.1 million to Marlin Midstream, all of which will be used to repay a portion of its Existing Credit Facility (as defined below) and to settle the related interest rate swap liability.

2.15 Entry into Revolving Credit Facility. On July 31, 2013, the Partnership entered into a $50.0 million senior secured revolving credit facility, which matures on July 31, 2017, with Société Générale, as administrative agent, and several other commercial lending institutions, as lenders and letter of credit issuing banks, with $25.0 million dollars to be borrowed by Marlin Midstream upon entry into such revolving credit facility, approximately $5.8 million of which will be used to complete repayment of its existing term loan and revolving credit facility (the “Existing Credit Facility”), $979,899.38 of which will be used to pay revolving credit facility origination and commitment fees and the remainder to be used for general partnership purposes, including to fund potential future expansion capital expenditures and potential future acquisitions from NuDevco Midstream Development and third parties.

2.16 Marlin Midstream Distributes its Interest in Marlin Logistics to the Partnership. Marlin Midstream hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership all right, title and interest in and to all of its limited liability company interest in Marlin Logistics, and the Partnership hereby accepts such interest as a distribution from Marlin Midstream. Immediately following the distribution of such interest in Marlin Logistics, the Partnership does hereby continue as the sole member of Marlin Logistics, Marlin Midstream does hereby cease to be a member of Marlin Logistics and shall thereupon cease to have or exercise any right or power as a member of Marlin Logistics, and Marlin Logistics is hereby continued without dissolution.

2.17 The General Partner Distributes the IDRs to NuDevco Midstream Development. The General Partner hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to NuDevco Midstream Development all right, title and interest in and to its interest in the IDRs, and NuDevco Midstream Development hereby accepts such interest as a distribution from the General Partner. Such transfer of IDRs shall be registered on the register and other applicable books and records of the Partnership.

2.18 NuDevco Midstream Development Conveys the IDRs to Marlin IDR as a Capital Contribution. NuDevco Midstream Development hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Marlin IDR, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the IDRs, and Marlin IDR hereby accepts such interest in the IDRs as a capital contribution from NuDevco Midstream Development and agrees that it is bound by the Partnership Agreement. Such transfer of IDRs shall be registered on the register and other applicable books and records of the Partnership.

2.19 Redemption of the Initial LP Interest from the Partnership and Return of Initial Capital Contribution. The Partnership hereby redeems the Initial LP Interest held by NuDevco Midstream Development and hereby refunds and distributes to NuDevco Midstream Development the initial contribution, in the amount of $980, made by NuDevco in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

ARTICLE III

EXERCISE OF OVER-ALLOTMENT OPTION

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional 1,031,250 Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement less the amount of underwriting discounts and commissions and Structuring Fee, and the Partnership shall use the net proceeds from that exercise to redeem from NuDevco Midstream Development the number of Common Units issued upon such exercise.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

ORDER OF COMPLETION AND EFFECTIVENESS OF TRANSACTIONS

5.1 Order of Completion of Transactions. The transactions provided for in Sections 2.1 through 2.12 shall be completed as of the Effective Time in the order set forth in Article II. The transactions provided for in Sections 2.13 through 2.19 shall be completed as of the Closing Time in the order set forth in Article II. Following the completion of the transactions set forth in Article II, the transactions provided for in Article III, if they occur, shall be completed.

5.2 Effectiveness of Transactions. Notwithstanding anything contained in this Agreement to the contrary, (a) none of the provisions of Sections 2.1 through 2.12 shall be operative or have any effect until the Effective Time and (b) none of the provisions of Sections 2.13 through 2.19 or Article III shall be operative or have any effect until the Closing Time, at which respective time all such applicable provisions shall be effective and operative in accordance with Section 5.1 without further action by any Party.

ARTICLE VI

MISCELLANEOUS

6.1 Costs. Except for the transaction expenses set forth in Section 2.14, NuDevco shall pay all expenses, fees and costs, including, but not limited to, all sales, use and similar taxes arising out of the contributions, distributions, conveyances and deliveries to be made under Article II and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, NuDevco shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article IV (to the extent related to any of the contributions, distributions, conveyances and deliveries to be made under Article II).

6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or other words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

6.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

6.6 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTY OF THE NAME AND ADDRESS OF SUCH AGENT.

6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement. Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the Conflicts Committee of the General Partner’s board of directors.

6.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or from part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the date first above written.

Marlin Midstream Partners, LP		Marlin Midstream Partners GP, LLC

By: Marlin Midstream GP, LLC, its general partner

By:	/s/ W. Keith Maxwell III	By:	/s/ W. Keith Maxwell III
	W. Keith Maxwell III Chief Executive Officer		W. Keith Maxwell III Chief Executive Officer

Marlin Midstream, LLC		Marlin Logistics, LLC

By:	/s/ W. Keith Maxwell III	By:	/s/ W. Keith Maxwell III
	W. Keith Maxwell III Chief Executive Officer		W. Keith Maxwell III Chief Executive Officer

NuDevco Midstream Development, LLC		Marlin IDR Holdings, LLC

By:	/s/ W. Keith Maxwell III	By:	/s/ W. Keith Maxwell III
	W. Keith Maxwell III Chief Executive Officer		W. Keith Maxwell III Chief Executive Officer

NuDevco Partners, LLC		NuDevco Partners Holdings, LLC

By:	/s/ W. Keith Maxwell III	By:	/s/ W. Keith Maxwell III
	W. Keith Maxwell III Chief Executive Officer		W. Keith Maxwell III Chief Executive Officer

Spark Energy Ventures, LLC		W. Keith Maxwell III

By:	/s/ W. Keith Maxwell III	By:	/s/ W. Keith Maxwell III
	W. Keith Maxwell III Chief Executive Officer		W. Keith Maxwell III

[Signature Page to Contribution Agreement]